                                                                   EXHIBIT 23(B)

                        CONSENTS OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Renal Disease Management by Physicians, Inc. Amended and Restated 1997/1998 Stock Plan of our reports dated February 24, 2000, with respect to the consolidated financial statements and schedule of Renal Care Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission



                                    /s/Ernst & Young LLP

Nashville, Tennessee
May 17, 2000